U.S. Subscribers

                                    EXHIBIT A
                                                                 U.S. PURCHASERS
                             NONTRANSFERABLE WARRANT


THIS CERTIFICATE IS NOT TRANSFERABLE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED.

No. 1996-CMN-XX                               Warrant to Purchase _______ Shares
                                         of Common Stock (subject to adjustment)

                        WARRANT TO PURCHASE COMMON STOCK

                                      of

                              STARBASE CORPORATION

                           Void after January 31, 1998

         This certifies that, for value received, ____________________ (the "Holder"), is entitled, subject to the terms set forth below, to purchase from StarBase Corporation, a Delaware corporation (the "Company"), _________ shares of the Company's common stock, par value $.01 per share (the "Common Stock"), as constituted on the date hereof (the "Warrant Issue Date"), upon surrender hereof, at the principal office of the Company referred to below, with the Notice of Exercise attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States, or otherwise as hereinafter provided, at the exercise price as set forth in Section 2 below. The number of, and exercise price for, such shares of Common Stock are subject to adjustment as provided herein.

         1. TERM OF WARRANT. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and terminating on or before January 31, 1998.

         2. EXERCISE PRICE. The exercise price shall be U.S. $2.00 per share through January 31, 1997, and U.S. $2.50 per share thereafter.

         3.       EXERCISE OF WARRANT.

                  (a) This Warrant is exercisable by the Holder, in whole or in part, but not for less than 1,000 shares of Common Stock at a time (or such lesser number of shares as may then constitute the maximum number purchasable; such number being subject to adjustment as provided in Section 13 below), at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment (i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder, or
(iii) by a combination of (i) and (ii), for the purchase price of the shares to be purchased.

                  (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. Unless the shares of Common Stock which are issuable upon exercise of this Warrant are to be offered for sale in an underwritten public offering, as promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised. In the event of exercise at the time of an underwritten public offering, the Company will provide instructions as to the exercise of this Warrant and the issuance of certificates.

         4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the exercise price multiplied by such fraction.

         5. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

         6. RIGHTS OF STOCKHOLDERS. Subject to Sections 10 and 12 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, consolidation, merger or otherwise) or to receive notices of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have been issued, as provided herein.

         7. TRANSFERABILITY AND NON-NEGOTIABILITY OF WARRANT. This Warrant may not be assigned, transferred, sold, pledged or hypothecated, in whole or in part, nor may the Holder dispose of any interest in this Warrant.

         8.       COMPLIANCE WITH SECURITIES LAWS.

                  (a) The Holder of this Warrant, by acceptance hereof, acknowledges that the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of any shares of Common Stock to be issued upon exercise hereof, except under circumstances that will not result in a violation of the United States Securities Act of 1933, as amended (the "Act"), or any foreign or state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

                  (b) All shares of Common Stock issued upon exercise hereof may be stamped or imprinted with one or more of the following legends (in addition to any legend required by the Securities Act of British Columbia (the "B.C. Act"), the Act and the securities laws of any state of the United States) as determined by counsel for the Company:

         THE SHARES ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL AFTER _____________ EXCEPT AS PERMITTED BY THE SECURITIES ACT OF BRITISH COLUMBIA AND THE REGULATIONS THEREUNDER.

         THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         9. RESTRICTIONS ON TRANSFER OF UNDERLYING COMMON STOCK. The Holder of this Warrant by acceptance hereof agrees that the transfer of the shares of Common Stock issuable upon the exercise of all or any portion of this Warrant (the "Securities") is subject to the provisions of this Warrant, which include restrictions on transfer of the Securities.

         10. RESERVATION OF STOCK. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the "Certificate") to provide a sufficient reserve of shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the exercise price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

         11.      NOTICES.

                  (a) Whenever the exercise price or number of shares purchasable hereunder shall be adjusted pursuant to Section 13 hereof, the Company shall issue a certificate signed by its Secretary setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the exercise price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

                  (b)      In case

                           (i)    the Company shall take a record of the holders
of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

                           (ii)   of any capital  reorganization of the Company,
any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any sale, lease or conveyance of all or substantially all of the assets of the Company to another person, or

                           (iii)  of any voluntary  dissolution,  liquidation or
winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or
(B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time  receivable  upon the exercise of this Warrant)  shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 10 days prior to the date therein specified.

                  (c) All such notices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the second business day following the date of such mailing.

         12.      AMENDMENTS.

                  (a) Any term of this Warrant may be amended with the written consent of the Company and the holders of not less than fifty-one percent (51%) of the shares of Common Stock issuable upon exercise of any and all outstanding warrants for shares of Common Stock issued by the Company (the "Common Stock Warrants"), even without the specific consent of the Holder. An amendment effected in accordance with this Section 12 shall be binding upon each holder of any of the Common Stock Warrants, each future holder of all such Common Stock Warrants, and the Company. The Company shall promptly give notice to all holders of Common Stock Warrants of any amendment effected in accordance with this
Section 12.

                  (b) No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         13. ADJUSTMENTS. The exercise prices and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

         13.1     MERGER, SALE OF ASSETS, ETC.

                  If at any time, while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving person, or a reverse triangular merger in which the Company is the surviving person but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of cash, securities or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the exercise price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer which a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 13. The foregoing provisions of this Section 13.1 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation which are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the Holder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors, whose determination shall be final and binding. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as nearly as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

         13.2 RECLASSIFICATION, ETC. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the exercise price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 13.

         13.3 SPLIT, SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the exercise price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

         13.4 ADJUSTMENTS FOR DIVIDENDS IN STOCK OR OTHER SECURITIES OR PROPERTY. If while this Warrant, or any portion thereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 13.

         13.5 CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment pursuant to this Section 13, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the exercise price at the time in effect; and (iii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

         13.6 NO IMPAIRMENT. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 13 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders against impairment.

         14.      MISCELLANEOUS PROVISIONS.

                  (a)      MARKET STAND-OFF PROVISIONS.

                           (i)    Except pursuant to registration rights granted
to the Holder by the Company, in connection with any public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Act, the Holder shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, this Warrant or any Common Stock or other security received on exercise hereof without the prior written consent of the Company and the representative of the underwriters. Such limitations shall be in effect for such reasonable period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters.

                         (ii)   In the event of any stock dividend, stock split,
recapitalization or other change affecting the Company's outstanding Common Stock effected without receipt of consideration, then any new, substituted or additional securities distributed with respect to the Common Stock or any warrant or other security convertible into said Common Stock shall be immediately subject to the provisions of this Section 14(a), to the same extent the Common Stock is at such time covered by such provisions.

                           (iii)    In order to enforce  the limitations of this
Section 14(a), the Company may impose stop-transfer instructions with respect to the Common Stock or any warrant or other security convertible into such Common Stock until the end of the applicable market stand-off period.

                  (b) GOVERNING LAW. This Warrant shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State, without resort to that State's conflict-of-laws rules.

                  (c) ATTORNEY'S FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements, in addition to any other relief to which such party may be entitled.

                  IN WITNESS WHEREOF, STARBASE CORPORATION has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated as of _________________________

                                       STARBASE CORPORATION

                                       By:______________________________________
                                          Name:
                                          Title:

                               NOTICE OF EXERCISE


To:      STARBASE CORPORATION
         18872 MacArthur Boulevard
         Suite 300
         Irvine, California 92715
         Attn: Chief Financial Officer

         (1) The undersigned hereby elects to purchase _________ shares of Common Stock of STARBASE CORPORATION, pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares.

         (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock, except under circumstances that will not result in a violation of the United States Securities Act of 1933, as amended, or any foreign or state securities laws.

         (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

         (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:


- - ----------------------------------         ------------------------------------
[Date]                                     [NAME]

Non-U.S. Subscribers

                                    EXHIBIT A
                                                             NON-U.S. PURCHASERS
                             NONTRANSFERABLE WARRANT


THIS WARRANT AND THE COMMON STOCK TO BE ISSUED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
"ACT") AND THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY "U.S. PERSON" (AS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) UNLESS REGISTERED UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.

THIS CERTIFICATE IS NOT TRANSFERABLE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED.

No. 1996-CMN-XX                               Warrant to Purchase _______ Shares
                                         of Common Stock (subject to adjustment)

                        WARRANT TO PURCHASE COMMON STOCK

                                       of

                              STARBASE CORPORATION

                           Void after January 31, 1998

         This certifies that, for value received, ____________________ (the "Holder"), is entitled, subject to the terms set forth below, to purchase from StarBase Corporation, a Delaware corporation (the "Company"), _________ shares of the Company's common stock, par value $.01 per share (the "Common Stock"), as constituted on the date hereof (the "Warrant Issue Date"), upon surrender hereof, at the principal office of the Company referred to below, with the Notice of Exercise and the Officers Certificate attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States, or otherwise as hereinafter provided, at the exercise price as set forth in Section 2 below. The number of, and exercise price for, such shares of Common Stock are subject to adjustment as provided herein.

         1. TERM OF WARRANT. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and terminating on or before January 31, 1998.

         2.       EXERCISE PRICE.   The  exercise  price shall be U.S. $2.00 per
share through January 31, 1997, and U.S. $2.50 per share thereafter.

         3.       EXERCISE OF WARRANT.

                  (a) This Warrant is exercisable by the Holder, in whole or in part, but not for less than 1,000 shares of Common Stock at a time (or such lesser number of shares as may then constitute the maximum number purchasable; such number being subject to adjustment as provided in Section 13 below), at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant, the Notice of Exercise annexed hereto as Exhibit 1, and the Officer's Certificate annexed hereto as Exhibit 2 duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment (i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder, or
(iii) by a combination of (i) and (ii), for the purchase price of the shares to be purchased.

                  (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. Unless the shares of Common Stock which are issuable upon exercise of this Warrant are to be offered for sale in an underwritten public offering, as promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised. In the event of exercise at the time of an underwritten public offering, the Company will provide instructions as to the exercise of this Warrant and the issuance of certificates.

         4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the exercise price multiplied by such fraction.

         5. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

         6. RIGHTS OF STOCKHOLDERS. Subject to Sections 10 and 12 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, consolidation, merger or otherwise) or to receive notices of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have been issued, as provided herein.

         7. TRANSFERABILITY AND NON-NEGOTIABILITY OF WARRANT. This Warrant may not be assigned, transferred, sold, pledged or hypothecated, in whole or in part, nor may the Holder dispose of any interest in this Warrant.

         8.       COMPLIANCE WITH SECURITIES LAWS.

                  (a) The Holder of this Warrant, by acceptance hereof, acknowledges that the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of any shares of Common Stock to be issued upon exercise hereof, except under circumstances that will not result in a violation of the United States Securities Act of 1933, as amended (the "Act"), or any foreign or state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

                  (b) All shares of Common Stock issued upon exercise hereof may be stamped or imprinted with one or more of the following legends (in addition to any legend required by the Securities Act of British Columbia (the "B.C. Act"), the Act and the securities laws of any state of the United States) as determined by counsel for the Company:

         THE SHARES ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL AFTER _____________ EXCEPT AS PERMITTED BY THE SECURITIES ACT OF BRITISH COLUMBIA AND THE REGULATIONS THEREUNDER.

         THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD OR OFFERED FOR SALE WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON UNLESS THESE SHARES ARE REGISTERED UNDER THE ACT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE. TERMS USED IN THIS LEGEND HAVE THE MEANING GIVEN TO THEM BY REGULATION S PROMULGATED UNDER THE ACT.

         9. RESTRICTIONS ON TRANSFER OF UNDERLYING COMMON STOCK. The Holder of this Warrant by acceptance hereof agrees that the transfer of the shares of Common Stock issuable upon the exercise of all or any portion of this Warrant (the "Securities") is subject to the provisions of this Warrant, which include restrictions on transfer of the Securities.

         10. RESERVATION OF STOCK. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the "Certificate") to provide a sufficient reserve of shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the exercise price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

         11.      NOTICES.

                  (a) Whenever the exercise price or number of shares purchasable hereunder shall be adjusted pursuant to Section 13 hereof, the Company shall issue a certificate signed by its Secretary setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the exercise price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

                  (b)      In case

                           (i)    the Company shall take a record of the holders
of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

                           (ii)   of any capital  reorganization of the Company,
any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any sale, lease or conveyance of all or substantially all of the assets of the Company to another person, or

                           (iii)  of any voluntary  dissolution,  liquidation or
winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or
(B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 10 days prior to the date therein specified.

                  (c) All such notices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the second business day following the date of such mailing.

         12.      AMENDMENTS.

                  (a) Any term of this Warrant may be amended with the written consent of the Company and the holders of not less than fifty-one percent (51%) of the shares of Common Stock issuable upon exercise of any and all outstanding warrants for shares of Common Stock issued by the Company (the "Common Stock Warrants"), even without the specific consent of the Holder. An amendment effected in accordance with this Section 12 shall be binding upon each holder of any of the Common Stock Warrants, each future holder of all such Common Stock Warrants, and the Company. The Company shall promptly give notice to all holders of Common Stock Warrants of any amendment effected in accordance with this
Section 12.

                  (b) No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         13. ADJUSTMENTS. The exercise prices and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

         13.1     MERGER, SALE OF ASSETS, ETC.

                  If at any time, while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving person, or a reverse triangular merger in which the Company is the surviving person but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of cash, securities or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the exercise price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer which a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 13. The foregoing provisions of this Section 13.1 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation which are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the Holder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors, whose determination shall be final and binding. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as nearly as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

         13.2 RECLASSIFICATION, ETC. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the exercise price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 13.

         13.3 SPLIT, SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the exercise price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

         13.4 ADJUSTMENTS FOR DIVIDENDS IN STOCK OR OTHER SECURITIES OR PROPERTY. If while this Warrant, or any portion thereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 13.

         13.5 CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment pursuant to this Section 13, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the exercise price at the time in effect; and (iii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of the Warrant.

         13.6 NO IMPAIRMENT. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 13 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders against impairment.

         14.     MISCELLANEOUS PROVISIONS.

                  (a)      MARKET STAND-OFF PROVISIONS.

                           (i)    Except pursuant to registration rights granted
to the Holder by the Company, in connection with any public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Act, the Holder shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, this Warrant or any Common Stock or other security received on exercise hereof without the prior written consent of the Company and the representative of the underwriters. Such limitations shall be in effect for such reasonable period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters.

                           ii)  In the event of any stock dividend, stock split,
recapitalization or other change affecting the Company's outstanding Common Stock effected without receipt of consideration, then any new, substituted or additional securities distributed with respect to the Common Stock or any warrant or other security convertible into said Common Stock shall be immediately subject to the provisions of this Section 14(a), to the same extent the Common Stock is at such time covered by such provisions.

                           (iii)    In  order to enforce the limitations of this
Section 14(a), the Company may impose stop-transfer instructions with respect to the Common Stock or any warrant or other security convertible into such Common Stock until the end of the applicable market stand-off period.

                  (b) GOVERNING LAW. This Warrant shall be governed by, and construed in accordance with, the laws of the State of California, as such laws are applied to contracts entered into and performed in such State, without resort to that State's conflict-of-laws rules.

                  (c) ATTORNEY'S FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements, in addition to any other relief to which such party may be entitled.

                  IN WITNESS WHEREOF, STARBASE CORPORATION has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated as of _________________________


                                       STARBASE CORPORATION

                                       By:______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT 1

                               NOTICE OF EXERCISE


To:      STARBASE CORPORATION
         18872 MacArthur Boulevard
         Suite 300
         Irvine, California 92715
         Attn: Chief Financial Officer


         (1) The undersigned hereby elects to purchase _________ shares of Common Stock of STARBASE CORPORATION, pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares.

         (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock, except under circumstances that will not result in a violation of the United States Securities Act of 1933, as amended, or any foreign or state securities laws.

         (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.

         (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below.


- - ----------------------------------               -------------------------------
[Date]                                           [NAME]

                                    EXHIBIT 2

                              OFFICER'S CERTIFICATE

                  The undersigned, [an individual] [being the duly elected President of ___________________, a corporation organized under the laws of the ____________________ ] (the "Purchaser"), hereby certifies to STARBASE CORPORATION (the "Company") and to its counsel, that:

                  1. The Purchaser acquired _______ Units (the "Units"), each Unit consisting of one share of common stock, $.01 par value per share, of the Company ("Common Stock"), and one warrant to purchase a share of Common Stock (each, a "Warrant") in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Act").

                  2. From the date of the acquisition of the Units to the date hereof (the "Period"), the Purchaser has been the sole beneficial and record owner of the Units and did not take any short position in the Company's Common Stock.

                  3. Each of the representations and warranties set forth in the Subscription Agreement, dated as of May _, 1996, entered into by the Company and the Purchaser were true and accurate when made and continue to be true and accurate as of the date hereof.

                  4. The Purchaser has held the Units for more than forty days and has paid the full purchase price with respect to the Units to the Company and it was not at the time of the purchase of the Units, during the Period nor is it currently a "U.S. Person" as such term is defined in Regulation S.

                  5. The Purchaser is not an "underwriter" or a "dealer" (as those terms are defined in sections 2(11) and 2(12) of the Act) and is not receiving or will not receive a selling commission, fee or other remuneration in respect of the Units being converted or in respect of the sale or potential sale of the Common Stock issuable upon exercise of the Warrants.

                  6. The Purchaser is not the issuer or distributor of the shares of Common Stock issuable upon exercise of the Warrant, or an affiliate of the Company, and is not acting on behalf of any of the foregoing.

                  The Purchaser understands that this certificate is being delivered to provide the Company and its counsel with certain information necessary to make a determination of the applicability of the registration requirements of the Act. The Purchaser agrees that the Company and its counsel may rely upon the statements contained herein with regard to issuing an opinion of counsel with regard to such requirements.

                           IN WITNESS WHEREOF, the undersigned has executed this
Certificate this ___ day of ____________, 19__.


                                                  By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


                                      - 2 -